        As filed with the Securities and Exchange Commission on June 5, 1997.

                                              Registration No. 333-_____________

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                             ----------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                             ----------------------------

                                      RTW, INC.
                (Exact name of registrant as specified in its charter)

            MINNESOTA                                            41-1448070
   (State or other jurisdiction
of incorporation or organization)                             (I.R.S. Employer
                                                             Identification No.)

                          8500 NORMANDALE LAKE BOULEVARD
                                      SUITE 1400
                            BLOOMINGTON, MINNESOTA  55437
                (Address of Principal Executive Offices and zip code)

                             ----------------------------

                                      RTW, INC.
                                   1994 STOCK PLAN
                               (Full title of the Plan)
                             ----------------------------

                             David C. Prosser, President
                            8500 Normandale Lake Boulevard
                                      Suite 1400
                             Bloomington, Minnesota 55437
                                    (612) 893-0403

                                       Copy to:

                                 Thomas G. Lovett IV
                             Lindquist & Vennum P.L.L.P.
                                   4200 IDS Center
                                Minneapolis, MN  55402
                                    (612) 371-3270
                             ----------------------------

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                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                   Proposed        Proposed
Title of                            Maximum        Maximum
Securities          Amount         Offering        Aggregate          Amount of
to be               to be            Price          Offering        Registration
Registered        Registered       Per Share         Price               Fee
--------------------------------------------------------------------------------

Common Stock,    1,125,000          $7.93(1)     $8,921,250(1)        $2,703
No par value     shares(2)

--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on May 29, 1997.

(2) 250,000 shares were originally registered on Form S-8/S-3 (File No. 33-91368) filed with the Securities and Exchange Commission on April 19, 1995 (375,000 shares as adjusted for a May 1996 3-for-2 stock split) and 1,125,000 additional shares are being registered herewith.
--------------------------------------------------------------------------------

                 INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                     BY REFERENCE

    A Registration Statement on Form S-8/S-3 (File No. 33-91368) was filed with the Securities and Exchange Commission on April 19, 1995 covering the registration of 250,000 shares (375,000 shares as adjusted for a May 1996 3-for-2 stock split) of the Common Stock, under the Company's 1994 Stock Plan (the "Plan"). A filing fee of $959 was paid at the time that the S-8/S-3 Registration Statement was filed. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 1,125,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 1,125,000 was authorized by the Company's Board of Directors on January 23, 1997 and such amendment was approved by the Company's shareholders on May 15, 1997. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.

                                        PART I

    Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                       PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

    (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996.

    (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1997.

    (c) The Definitive Proxy Statement dated April 10, 1997 for the Annual Meeting of Shareholders held on May 15, 1997.

    (d) The description of the Company's Common Stock as set forth under DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED in the Company's Registration Statement on Form 8-A (File No. 0-25508), filed with the Securities and Exchange Commission effective February 7, 1995, which incorporates by reference the section entitled DESCRIPTION OF CAPITAL STOCK in the Company's Registration Statement on Form S-1 (File No. 33-89164) as filed with the Commission on February 6, 1995, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Articles of Incorporation provide that no director of the Company may be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except as limited by Minnesota law. Minnesota law provides that a corporation may not limit a director's personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under section 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit; or
(v) for any act or omission occurring prior to the effective date of the indemnification provisions in the Company's Articles of Incorporation.

    The Company's Articles of Incorporation, and Section 302A.521 of the Minnesota Business Corporation Act, provide that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition,
Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

    In addition, the Company has entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the full extent permitted by Minnesota law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    The options that have been granted under the Plan were all granted to employees, directors and consultants of the Company and were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 8. EXHIBITS.  (Filed electronically herewith)

    EXHIBIT

    4.1  Amended RTW, Inc. 1994 Stock Plan

    5.1  Opinion of Lindquist & Vennum P.L.L.P
         as to the legality of the common stock
         offered pursuant to the stock plan referred to herein

    23.1 Consent of Lindquist & Vennum P.L.L.P. (included in
         Exhibit 5.1)

    23.2 Consent of Deloitte & Touche LLP

    24.1 Power of Attorney
         (included on signature page)

ITEM 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on June 3, 1997.

                                  RTW, INC.


                                  By  /s/ David C. Prosser
                                     -------------------------------------------
                                     David C. Prosser, President, Chief
                                     Executive Officer and Chairman of the Board


                                  POWER OF ATTORNEY

    The undersigned officers and directors of RTW, Inc. hereby constitute and appoint David C. Prosser and Alfred L. LaTendresse, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on the date and in the capacities indicated.

SIGNATURE


  /s/ David C. Prosser                                      Dated:  June 3, 1997
-----------------------------------------------
David C. Prosser, President, Chief Executive
Officer and Chairman of the Board of Directors
and Director (Principal Executive Officer)


  /s/ Alfred L. Latendresse                                 Dated:  June 3, 1997
-----------------------------------------------
Alfred L. LaTendresse, Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)

  /s/ J. Alexander Fjelstad III                             Dated:  June 3, 1997
-----------------------------------------------
J. Alexander Fjelstad III, Director


  /s/ William A. Cooper                                     Dated:  June 3, 1997
-----------------------------------------------
William A. Cooper, Director


  /s/ Steven M. Rothschild                                  Dated:  June 3, 1997
-----------------------------------------------
Steven M. Rothschild, Director


   /s/ Mark E. Hegman                                       Dated:  June 3, 1997
-----------------------------------------------
Mark E. Hegman, Director